UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2011

Steelcase Inc.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 44th Street SE, Grand Rapids, Michigan	49508
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (616) 247-2710

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 12, 2011, Steelcase Inc. (the "Company") announced the planned closure of three manufacturing facilities in North America as part of its ongoing efforts to improve the fitness of its business and strengthen the Company's long-term competitiveness. The Company expects to move production within these facilities to other Steelcase locations in North America over the next eighteen months.

The Company estimates the cash restructuring costs associated with these actions will be approximately $45 million, with approximately $30 million related to workforce reductions and approximately $15 million related to costs associated with manufacturing consolidation and production moves. The Company estimates the consolidation will generate annualized savings of approximately $35 million once fully implemented.

Item 7.01. Regulation FD Disclosure.

Steelcase Inc. issued a press release dated January 12, 2011 relating to the matters described in the foregoing items. A copy of the press release is furnished herewith as Exhibit 99.1 to this Item 7.01 and is incorporated solely into this Item 7.01 by reference.

From time to time, in written and oral statements, the Company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the Company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; changes in raw materials and commodity costs; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the Company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

The information furnished pursuant to this Item 7.01 (including the exhibit hereto) shall not be considered "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

d) EXHIBITS.

Exhibit Number	Description

99.1	Steelcase Inc. Press Release dated January 12, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steelcase Inc. (Registrant)
January 12, 2011 (Date)	/s/ MARK T. MOSSING Mark T. Mossing Corporate Controller and Chief Accounting Officer (Duly Authorized Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Steelcase Inc. Press Release dated January 12, 2011